UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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FOREST LABORATORIES, INC.
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Explanatory Note: This Form DEFA14A is being filed to revise the 12th slide of the Investor Presentation filed on Form DEFA14A on July 27, 2012 as follows: (i) changing two references describing FY2003 to FY2012 sales force expansion from “40%” to “56%”; (ii) changing a reference describing sales force numbers for FY13 from “2706” to “3004” and (iii) adding an explanatory footnote for FY13 sales force numbers. For ease of reference, the full set of slides of the Investor Presentation are being re-filed herewith.

Forest Laboratories Investor Presentation July 26, 2012

Forest Projects $6 Billion in Revenues by FY2018 We project revenues of over $4.7 billion by FY2015, exceeding our peak revenues achieved in FY2012 while Lexapro was patent protected We also project revenue to be over $4.7 billion by FY2016 despite the loss of exclusivity of Namenda We expect to grow our revenue to $6.0 billion by FY2018 — This revenue growth, combined with our substantial operating leverage, will allow us to generate approximately 28% pre-tax margins by FY2018 — We combine rigorous market research with payors and physicians, as well as data-driven analysis on prescribing patterns and patient utilization trends, to generate informed views on our product potential that underlie Forest’s internal projections Revenue Growth1 FY2012A to FY2018E ($ in billions) $ 4.6 > $ 4.7 >$ 4.7 $ 6.0 FY2012A Pre-Tax Margin: 28.2% FY2015E FY2016E FY2018E FY2018E Pre-Tax Margin: 28% 1 Based on internal Company forward-looking estimates; assumes receipt of product approvals and currently projected product performance. Does not include any future business development activities. 1

Analysts Project that Forest’s Revenue in FY2018 Will Exceed FY2012 Levels Research analysts underestimate our revenues by missing various components of our portfolio — For example some analysts, such as Lazard and Baird, do not include all of our current pipeline portfolio such as cariprazine and levomilnacipran – products we expect will be launched by 2014 — Other analysts, such as Cantor Fitzgerald and Sanford Bernstein, do not include high-value life-cycle programs (Bystolic/valsartan, Tudorza/formoterol, Namenda XR, and Teflaro/avibactam), many of which help enhance our strong franchises — Few analysts include the three novel products that we advanced into Phase III development in 2012 (ceftazidime/avibactam, azimilide, and BC3781), all of which are expected to be launched between 2015—2017 Despite this conservatism, seven out of the ten analysts who provide FY2018 projections have Forest FY2018 revenue in excess of $4.6 billion, and Credit Suisse projects $6.0 billion, which is in-line with internal estimates Revenue Variance By Analyst1 FY2018E ($ in billions) $ 6.0 $ 6.0 $ 5.1 $ 5.0 $ 4.9 $ 4.9 $ 4.7 $ 4.7 $ 4.3 $ 3.6 $ 3.2 FY2012 Revenues: $4.6 billion FRX CS Jefferies Cantor Leerink Cowen UBS Suntrust Bernstein Lazard Baird Source: Wall Street Research 1 Based on internal Company forward-looking estimates; assumes receipt of product approvals and currently projected product performance. Does not include any future business development activities.2

We Consistently Achieve Or Exceed Analyst Expectations For Our Product Revenue

- **Analysts have historically underestimated Forest's revenue potential**
  - Lexapro, Bystolic and Namenda have all significantly exceeded analysts' initial estimates of sales levels at launch, and we believe that we will continue to surpass market expectations on our products
- **The first six months after launch are the hardest to predict**
  - Establishing physician acceptance of a product is of paramount importance versus quarterly sales
- **In the most recent quarter, we met or exceeded median analyst estimates on our marketed "Next Nine" products and continue to be on track to achieve our full year revenue guidance for these products**
  - These products are on the growth trajectory required to meet our sales goal of $6.0 billion in FY2018[1]
- **Mr. Icahn and Mr. Ende have purposely underestimated our revenue potential**
  - Mr. Icahn and Mr. Ende fail to include all of our "Next Nine" and exclude combination products and lifecycle extensions when assessing the strength of our pipeline
  - They base their calculations on generalized industry standards rather than considering the unique attributes of Forest's products
    - Using Mr. Icahn and Mr. Ende's methodology, Lexapro would have been a $849 million[2] peak sales product versus actual peak sales of $2.3 billion[3] in FY2011. Similarly, linaclotide is assumed to have average peak sales of $458 million[4] versus median analyst estimate peak sales of $1.2 billion

Historical Product Revenue Estimates vs Actual
($ in billions)



$ 1.75
$ 2.13
$ 0.65
$ 1.39
$ 0.30
$ 0.35
Lexapro
Namenda
Bystolic
Median Analyst Projections at Time of Launch
FY2012 Sales

Median Analyst Revenue Estimates vs Actual Performance
Q1 FY2013 ($ in millions)



$ 32
$ 37
$ 26
$ 27
$ 16
$ 18
$ 10
$ 9
Bystolic
Viibryd
Savella
Daliresp
Teflaro
Consensus
Actual

[1] *Based on internal Company forward-looking estimates; assumes receipt of product approvals and currently projected product performance. Does not include any future business development activities.*
[2] *Assumes Lexapro is classified as a neuropharmacologic product*
[3] *Company filings, 10-K*
[4] *Assumes linaclotide peak sales are based on average of all other drugs, excluding antineoplastic, neuropharmacologic, endocrine, analgesic, anti-infective, and cardiology therapeutic classes*
Note: Mr. Icahn also attempts to create an issue with respect to our earnings revision for a recent quarter, but the change was the result of an unprecedented price war among the generic competitors. The fact that our stock price was generally stable both before and after the revision seems to indicate that our investors also understood these facts

Forest Has Consistently Exceeded Its Revenue and Earnings Guidance Forest has consistently exceeded financial guidance — We have beaten both revenue and earnings guidance in each of the last five years While individual product performance may have varied, our aggregate portfolio performance has exceeded our revenue targets Our focus on a disciplined approach to spending has consistently allowed us to exceed our earnings guidance Revenue Guidance vs Actual Performance EPS Guidance vs Actual Performance ($ in billions) ($ per share) $ 4.50 $ 4.59 $ 4.40 $ 4.42 $ 3.92 $ 4.10 $ 4.19 $ 3.84 $ 3.80 $ 3.72 $ 4.25 $ 4.43 $ 3.88 $ 3.70 $ 3.56 $ 3.46 $ 3.51 $ 3.40 $ 3.40 $ 3.45 FY2008 FY2009 FY2010 FY2011 FY2012 FY2008 FY2009 FY2010 FY2011 FY2012 Guidance1 Actual Source: Company filings and earnings transcripts 1 Represents midpoint of guidance range 4

Primary Care Physicians Are An Increasingly Important Part Of The Healthcare Landscape

- **PCPs generate the significant majority of prescriptions across multiple product classes**
  - PCPs currently write 65% of all prescriptions, a number that is expected to increase under the new healthcare law
  - PCPs see over 50% of the naïve to market and new to brand patients across multiple therapeutic classes
- **The Affordable Care Act, with its focus on preventative medicine, will increase the role of PCPs as the gatekeepers to healthcare, therefore increasing the number of prescriptions they write**


Percent of Patients Treated by PCPs
67.6%
63.8%
56.1%
54.3%
59.8%
59.5%
61.7%
61.4%
Hypertension
Depression
Alzheimer
COPD
Naïve to Market
New to Brand

Source: IMS Custom Patient Study 2012

Significant Operating Leverage From Cross Promoting Multiple Products To PCPs

- **Forest enjoys significant operating leverage from cross-promoting multiple products to PCPs**
  - 80% of PCPs visited are targets for two products
  - 55% of PCPs visited are targets for three Forest products
  - 87% of expected linaclotide users are already targeted by current promotion efforts

Forest Can Promote Multiple Products to the Same Physician



SSRI
(CNS)
55% 3 Forest Products
80% 2 Forest Products
Beta
blocker
(Cardiovascular)
COPD
(Respiratory)
87% of linaclotide PCP prescribing universe overlaps with categories we are already serving

- **Each individual Forest sales representative promotes multiple products to the same physician**
  - Details per call, a measure of how many products are promoted in each physician visit, are increasing
  - Allows Forest to generate higher sales per each sales representative
  - Forest is ranked in the top 10 of all major global pharma companies based on details per sales call, as measured by IMS
    - This surpasses much larger companies such as AZN, SNY, JNJ, and BMY

Increased Product Details For Each Physician Visit



1.87
1.88
1.92
2.30
2.43
CY07
CY08
CY09
CY10
CY11

Source: Company Management and IMS Xponent 12 months, Ending April 2012

Deep Franchises in Therapeutic Areas Offer Additional Operating Leverage Our product portfolio is carefully tailored to the areas that PCPs treat — Forest currently markets products in six of the eight most common therapeutic areas that PCPs see In addition to the operating leverage Forest derives from cross-promoting products across multiple therapeutic areas to PCPs, Forest also derives significant synergies from having deep franchises in specific therapeutic areas — For example, in 2012, a Forest sales representative calling on a physician treating COPD can promote both Daliresp and Tudorza and, in a few years, will also be able to promote Tudorza / formoterol Primary Care Physician Focus CARDIOVASCULAR BYSTOLIC BYSTOLIC valsartan azimilide cns viibriyd nammenda Namenda xr cariprazine pain savella grt -6005 GI LINACLOTIDE RESPIRATORY DALIRESP Tudorza Tudorza/ FORMOTEROL ANTI-INFECTIVES Teflaro Teflaro / AVIBACTAM CEDTAZIDIME/AVIBACTAM BC3781 Focused on Six Common Therapeutic areas PCPs Treat 7

Data-Driven, Targeted Approach Drives Sales Force Productivity

- **Sales force and marketing programs are directed to only the highest potential users to maximize the return on each invested promotional dollar**
  - Forest targets ~20% of physicians who are the most productive, representing ~80% of potential sales
  - Targets are identified through rigorous analysis of actual physician prescribing data
- **Forest believes that a physician-directed approach generates greater returns than a consumer-directed approach (e.g. mass market advertising)**



Physician Universe
Viibryd
Sales Potential
415,182
97,399
21.5%
78.5%
Physician Universe
Bystolic
Sales Potential
370,175
92,076
19.7%
80.3%
Linaclotide
217,671
86,018
19.0%
81.0%
Daliresp & Aclidinium
334,685
87,260
20.5%
79.5%
Does Not Receive Sales Calls
Receives Sales Calls

- **Forest matches detailing resources with business opportunity, as opposed to rigid deployment methodology**
  - Forest directs the greatest number of calls (as measured by call weighted details "CWD" per physician) to those physicians with the greatest sales potential (as seen in market decile, a measurement of physician prescribing)

Forest is Precise in Targeting its Investment



Sales Potential per MD
3,000
2,500
2,000
1,500
1,000
500
0
CWD per MD
30
25
20
15
10
5
0
3
4
5
6
7
8
9
10
Market Decile
Sales Potential per MD
CWD per MD

Source: Company Management
Note: CWD by market decile is for Bystolic.

Product Growth, Operating Leverage And Increased Productivity Drive Expanding Margins On Our Products

- **Growing products help create significant operating leverage**
  - Bystolic and Namenda demonstrate the ability to leverage a sales force as product grows
- **Product margins increase significantly over the life cycle of a given product, for example, Bystolic's operating margins expand to greater than approximately 70% by FY2018 (net of sales and marketing expenses and all allocated G&A)**
  - Promotion expense declines as the brand becomes more established over time, for example, year one sales calls for Bystolic were 2.6 million and year five sales calls will be 1.4 million[1]
- **Forest is committed to generating strong returns on its products**
  - Able to generate profitable contribution from blockbuster products such as Namenda, large products such as Bystolic, and more modest products such as Savella

Revenue Per Sales Call
NAMENDA



$167
$344
$371
$587
$888
$1,589
$1,757
$2,281
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6
Year 7
Year 8

New and novel agent launched into vastly underserved Alzheimer's category

Revenue Per Sales Call
BYSTOLIC[2]



$27
$69
$99
$162
$237
Year 1
Year 2
Year 3
Year 4
Year 5

16th beta blocker launched into a large and genericized category

Source: Company filings and Company Management
[1] As measured CWD
[2] Bystolic Year 5 represents Company estimates

Business Model Generates Higher Sales Per Employee Versus Peers

- **We believe sales per employee is the most appropriate metric to measure the productivity of our organization and demonstrates the strength of our business model and strategy**
- **Generic and Generic Branded companies like Teva and Valeant used by Mr. Icahn in his analysis are not comparable to Forest**
  - They do not require intensive marketing efforts or sell products that are promotionally responsive
  - In effect, they are not sales force models, thus skewing a fair comparison
- **Other specialty pharma companies, such as those chosen by Mr. Icahn (e.g. Allergan, Endo), have differing business models, which target specialists and have smaller sales forces – a comparison with Forest is misleading**
- **Forest, as compared to its true business peers who promote proprietary branded products to a broad physician audience, generates sales per employee significantly above the peer median**

FY2011 Sales / Employee
($ in thousands)



Peer Median: $602
$784
$432
$460
$489
$545
$602
$606
$754
$830
$1,102
FRX
GSK
NOVN
MRK
AZN
LLY
PFE
CEPH
SHP
WCRX

FY2012 Sales / Employee
($ in thousands)



Peer Median: $638
$801
$438
$480
$559
$587
$638
$650
$754
$812
$1,240
FRX
GSK
NOVN
MRK
AZN
LLY
PFE
CEPH
SHP
WCRX

Source: Company filings
Note: Fiscal year for peers refers to most recent fiscal year

Forest's SG&A Is Appropriate For a Company With Multiple Recently Launched Products

- **Forest is committed to prudent investment in its product portfolio while maximizing the potential of its product launches**
  - There is no potential to relaunch a product and physicians' initial experiences drive future adoption
- **Our extraordinary success in new product approvals has allowed us to have four new product launches in the last 18 months with two additional product launches expected in the next six months**
  - As a result of our strong sales and marketing platform, we have been able to successfully launch each of these products into competitive markets
  - While currently investing in establishing these important products, we are confident in our goal of SG&A as 35%[1] of FY2018 revenues
- **We have demonstrated our commitment to prudent investment and achieving very strong operating leverage through our product life cycles**
  - From FY2003 to FY2012 the number of actively promoted products doubled while the sales force only expanded 56%, and revenues increased 109%
  - SG&A expense per actively marketed product has been declining in recent years

Actively Promoted Products Doubled While Sales Force Expanded Only 56%
Last Ten Years



4
6
5
5
4
6
6
4
5
7
8
1931
2148
2410
2409
2395
2399
2400
2362
2363
2706
3004
FY03 FY04 FY05 FY06 FY07 FY08 FY09 FY10 FY11 FY12 FY13²
Sales Force
Number of Actively Marketed Products

SG&A Expenses Per Actively Promoted Product Decreasing
Last Ten Years ($ in millions)



$179
$148
$199
$206
$262
$192
$207
$316
$251
$222
$200
FY03 FY04 FY05 FY06 FY07 FY08 FY09 FY10 FY11 FY12 FY13
SG&A / Promoted Products

Source: Company filings

[1] Excluding Ironwood profit split.

[2] In FY2013, Forest engaged a 298-person contract sales force in support of the launches of Tudorza and linaclotide. No further sales force expansion is anticipated this year or for the launches of levomilnacipran and cariprazine, anticipated for next year.

Forest Shareholders and Analysts Have Confidence in Our Sales and Earnings Prospects

- Investors' belief in a company's ability to execute is seen in performance leading up to key product loss of exclusivity —

—Forest's performance in the three years prior to loss of exclusivity is better than its peers, despite losing a product that was a greater percent of its revenue than any of its peers

- Ability to retain premium P/E multiple demonstrates investor confidence in future earnings potential and management / Board of Directors leadership

- Analyst median share price target has increased 21.3% in the last two years to approximately $39, demonstrating analysts' belief in our "Next Nine" strategy

Stock Price Performance Pre-Key Product LOE [2]

Prior Three Years



FRX stock has performed best even with steepest patent cliff
62%
22%
14%
4%
Peer Median:13.7%
FRX
PFE
LLY
AZN
Product % Rev in FY Prior to LOE
55%
16%
22%
15%

P/E Performance Relative to Business Peers [1]

CY2013



25x
13x
12x
11x
11x
10x
10x
7x
5x
Peer Median: 10.6x
FRX
SHP
LLY
MRK
GSK
PFE
NOVN
AZN
WCRX

[1] As of June 30, 2012

2 Examines LOE of the following key products by company: Forest, Lexapro (2012); Pfizer, Lipitor (2011); Eli Lilly, Zyprexa (2011); AstraZeneca, Nexium (EU, 2010)

Even In a Changing Market, Forest Can Replicate In the Future the Success It Achieved In the Past

Forest has well developed commercial expertise and a proven track record

We’ve produced 4 blockbusters

Launched Bystolic into a highly generic market, turning it into our 5th potential blockbuster

Have sustained double digit growth rates on Namenda eight years post-launch

We’ve launched 3 products in one year, all of which will reach a multi-hundred million sales levels given current sales trends

We effectively access physicians with our sales force

We’ve reached over 80% of high volume, target MDs for our new products

We consistently achieve high awareness levels among prescribing physicians

Awareness levels of targeted physicians for Viibryd and Daliresp were over 80% after just one year

We are effective at persuading MDs to adopt our products

In just one year, Forest convinced over 50,000 MDs to prescribe Viibryd, over 25,000 MDs to prescribe Daliresp, and over 3,000 hospitals to order Teflaro

We consistently secure favorable health plan formulary coverage for our products at sensible and profitable prices for Forest

Broad formulary plan coverage ensures greatest access to primary care physicians and patients for our medications The substantial majority of health plans already have our four most recently launched primary care products on formulary unrestricted (Bystolic, Savella, Daliresp, Viibryd)

Our model, which is flexible and adaptable, has worked, is working, and continues to work

We regularly examine the effect of our promotional strategy and make adjustments as necessary

Forest Has a Track Record Of Effective Capital Deployment

- **Forest has a track record of investing capital in successful products**
  - 72% of the capital that Icahn calls "At-Risk" is in fact substantially de-risked, as these products are already launched or approved (Mr. Icahn is simply mischaracterizing the data)

Of the "At-Risk" Capital Icahn Says Has Been Deployed….72% Represents Products That Are Approved or Launched



9%
19%
72%

		% of Capital
Approved/Launched	$ 2,484	72 %
In Development	$ 660	19 %
Terminated	$ 310	9 %

- **Forest consistently invests in products with a high probability of success**
  - As many or more product approvals and NDA filings as larger companies like GlaxoSmithKline, AstraZeneca, Merck, and Eli Lily
  - More than similarly sized peers such as Shire and Warner Chilcott

2010-2012 YTD NME Product Approvals + NDA/BLA[1]

Forest vs. Business Peers



8
6
4
2
0
4
8
5
4
4
3
3
2
0
Peer Median: 3.5
FRX PFE NVS GSK AZN MRK LLY SHP WCRX

- **Forest's use of capital in acquisitions has been validated by a track record of successful, launched products**
  - Our three largest acquisitions have yielded key products that are marketed and generating value for Forest

	Key Product	Analysts' Peak Sales ($ mm)
CLINICAL DATA	Viibryd	$725
Janssen	Bystolic	> $500
CEREXA	Teflaro	$350

[1] Includes FDA and EU approvals of new molecular entities; combination products excluded; product acquisitions excluded; vaccine reformulations excluded

Forest Has a Track Record Of Effective Capital Deployment

Forest remains committed to judicious use of cash reserves to facilitate the growth of our business and the return of capital to shareholders

$1.4 billion returned to shareholders since 2010 including $850 million in 2011

Use of structured share repurchase to lower exposure to market conditions and maximize shares purchased

$2.8 billion invested in business development over last five years — $2.1 billion on four cash acquisitions and $700MM on initial new product licensing grants

Use of innovative transaction structures including contingent payments and options to purchase to minimize shareholder capital at risk

$5.1 billion returned to shareholders over last twenty years

Current capital structure preserves financial flexibility with $3.2 billion of cash and no debt

Business Peer Return of Capital as % Market Cap (1)

Last Two Years

Proxy Peer Return of Capital as % Market Cap (1)

Last Two Years

Peer Median: 13%

1 Includes share repurchases, common dividends and special dividends; Warner Chilcott return of capital due to one-time special-dividend paid in 2011

Proxy Peer Return of Capital as % Market Cap (1)

Last Two Years

Peer Median: 10%

Mr. Icahn Advocates Change But Doesn’t Articulate What Change Is Needed

“Review current management team as well as culture and implement any necessary changes”

“Develop a clear strategy on creating shareholder value”

“Independently evaluate current business development strategy”

“Evaluate development programs for potential rationalization”

“Identify ways to improve revenue growth with modernized sales & marketing effort”

“Evaluate ways to reduce SG&A spending”

No plans

No understanding of business

No recommendations for change

Mr. Icahn’s vague language underscores his lack of substantive ideas and concrete proposals

Mr. Icahn’s Candidates Do Not Have the Experience and Knowledge To Make These Evaluations

Source: Public filings

The Market Has Confidence In Word For It… “We believe Forest’s strategic – Annabel Samimy, Stifel Nicolaus, 6/21/2012 “We were impressed by the cohesive vision shepherding the evolution of the company from a three-product story to one with several deep therapeutic verticals and – Irina Rivkind, Cantor Fitzgerald, 6/21/2012 “We believe the Company’s core competency in products (with its 3,500-person US sales force) remains in focus, with $3 billion in cash at its disposal for additional business – Tim Chiang, CRT Capital Group, 6/21/2012 “Management is transitioning Forest to an even more verticals, selling synergies, and a bright – Irina Rivkind, Cantor Fitzgerald, 6/21/2012 Analysts Believe In The Forest Story

Analysts Believe In The Forest Story “We applaud management for not letting the money – Damien Conover, Morningstar, 6/28/2012 “Forest has had an amazing success rate with respect be commended for this (above – Marc Goodman, normal) UBS, 6/21/2012 success “Meanwhile, the sales force remains flexible to complete line of products across respective therapeutic categories, enabling future sales force leverage. As such, Forest expects to maintain a similar – Annabel Samimy, Stifel Nicolaus, 7/23/2012 “Forest’s impressive salesforce primary has been one ofcare the keys to the firm becoming a leader in the specialty pharmaceutical industry and will be critical to the firm’s future growth. The strength of the salesforce has been seen in Bystolic, which has gained significant sales and is still rapidly growing, despite being written off by many as a just another beta-blocker in a highly genericized market. – Damien Conover, Morningstar, 4/20/2012 Analysts Believe In The Forest Story

“Forest’s preparation for the loss of Lexapro has drug candidates have garnered FDA approvals without issues, and new drug launches are off to strong starts. In addition, the firm has been able to maintain strong growth from in-line products Namenda and Bystolic”– Damien Conover, Morningstar, 6/09/2012 Analysts Believe In The Forest Story “Simple analysis supports significant pipeline view that the evolution of FRX’s pipeline has not investors revisit FRX in the wake of the Lexapro patent cliff and as numerous pipeline catalysts hit in 2012”– Gregg Gilbert, Bank of America Merrill Lynch, 6/8/12 “Forest has built a meaningful portfolio of strong position in – David the Risinger, U. S. Morgan market” Stanley, 6/21/2012 Analysts Believe In The Forest Story

Analysts Believe In The Forest Story “We believe management has been very consistent about its strategy and goals, which we believe are more than reasonable” – Ken Cacclatore, Cowen, 6/21/12 “We continue to view FRX as a multi-faceted, product overhaul story post Lexapro cliff, and importantly not all products need to work in order for the story to work” – Catherine Arnold, Credit Suisse, 7/17/2012 “Forest has been wildly successful in getting products through late stage development and approved” – Frank Pinkerton, SunTrust, 6/20/2012 “Forest’s management team brought on three new independent directors to the Board last year that we believe [were] well received by investors” – Gary Nachman, Susquehanna, 6/21/2012 “[Icahn’s] argument that the company is underperforming is weaker now than it was last year” – Aaron Gal, Bernstein, 6/20/12 Analysts Believe In The Forest Story

Important Additional Information & Forward Looking Information

This document contains quotes and excerpts from certain previously published material. Consent of the author and publication has not been obtained to use the material as proxy soliciting material.

Forward Looking Information

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, and the risk factors listed from time to time in Forest Laboratories’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings.

Important Additional Information

Forest Laboratories, its directors, director nominees and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Forest shareholders in connection with the matters to be considered at Forest Laboratories’ 2012 Annual Meeting. Forest Laboratories has filed its definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Forest shareholders. FOREST SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Forest’s directors and executive officers in Forest stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5, which can be found at the Company’s website (www.frx.com) in the section “Investors.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement. Information can also be found in Forest’s Annual Report on Form 10-K for the year ended March 31, 2012, filed with the SEC on May 25, 2012. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Forest Laboratories with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at Forest Laboratories’ website at www.frx.com or by writing to Forest Laboratories at 909 Third Avenue, New York, New York 10022.